                                  EXHIBIT 1.1

                            APPLIED MATERIALS, INC.

                             UNDERWRITING AGREEMENT

                             [For Debt Securities -
                              STANDARD PROVISIONS
                               (Debt Securities)]

                                                               March      , 1994

     [For Debt Securities Use - From time to time, Applied Materials, Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.]

[For Common Stock Use -
As Manager for the several
Underwriters named in Schedule I hereto, c/o

Ladies and Gentlemen:

     Applied Materials, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the
"Underwriters"), for whom                                      and
                                     are acting as manager (the "Manager") an
aggregate of           shares (the "Firm Securities") of Common Stock, $0.01 par
value (the "Common Stock"), of the Company. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Securities, the Company proposes to grant to the Underwriters an option to purchase up to an
additional           shares (the "Additional Securities") of Common Stock. The
Firm Securities and any Additional Securities purchased pursuant to this Underwriting Agreement are herein called the "Offered Securities." This is to confirm the agreement concerning the purchase of the Offered Securities from the Company by the Underwriters.]

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Offered Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 or Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, when such part is filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus as of its issue date does not contain and, as amended or supplemented, if applicable, as of the date of any such amendment and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein [For Debt Securities add - or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.]

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and as currently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          [For Debt Securities - (f) The Indenture pursuant to which the Offered Securities are to be issued has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or the effect of general principles of equity, including the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.]

          [For Debt Securities - (g) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their

                                       (2)
     terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally or the effect of general principles of equity, including the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.]

          [For Common Stock - (h) The Offered Securities have been duly authorized and, when issued in accordance with the terms of this Agreement, and duly countersigned by the Company's Transfer Agent and Registrar, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or similar rights to subscribe for or to purchase securities of the Company pursuant to the Company's Certificate of Incorporation or bylaws or any agreement to which the Company or any of its subsidiaries is a party or by which it may be bound.]

          (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (j) The shares of Common Stock of the Company outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and nonassessable.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, [For Debt Securities add -- the Indenture and the Offered Securities] will not contravene, or give rise to any additional rights or remedies under, any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, [For Debt Securities add -- the Indenture or the Offered Securities], except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

          (l) There has not occurred any material adverse change, or any development which could be reasonably expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of the Company and its subsidiaries, taken as a whole, from that described in the Prospectus.

          (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects (other than proceedings that would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, [For Debt Securities add -- the Indenture or the Offered Securities] or to consummate the transactions contemplated by the Prospectus), or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (n) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (o) To the best knowledge of the Company after due inquiry, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws which are necessary to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such

                                       (3)
     permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (p) The Company has a process of conducting periodic internal reviews relating to compliance by the Company and its subsidiaries with Environmental Laws. On the basis of such reviews, except as set forth in the Prospectus, nothing has come to the attention of the Company which would lead it to believe that costs associated with compliance with Environmental Laws or liabilities arising due to noncompliance with Environmental Laws (including, without limitation, any capital or operating expenses required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (q) Each of the Company and its subsidiaries owns or possesses adequate and sufficient licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary (in any material respect) to conduct its business in the manner described in the Prospectus, except such as are not material to the business of the Company and its subsidiaries taken as a whole and except as disclosed in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with (and knows of no infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or know-how which would reasonably be expected to result in any material adverse effect upon the Company and its subsidiaries taken as a whole.

          (r) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          [For Debt Securities Use - 2. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.]

          [For Debt Securities Use - 3. Purchase and Delivery. Payment for the Offered Securities shall be made by certified or official bank check or checks payable to the order of the Company in funds as are set forth in, and at the time and place set forth in, the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.]

     [For Common Stock Use - 2.  Purchase and Delivery.

     (a) Subject to the terms and conditions hereof and upon the basis of the representations and warranties herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees, severally and not
jointly, to purchase at a price of $            per share, the aggregate number
of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters agree to offer the Firm Securities to the public on the terms as set forth in the Prospectus.

     (b) The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in the sale of Firm Securities, all or any portion of the Additional Securities for a period of thirty (30) days from the date hereof at the purchase price per share set forth above. Additional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Manager so that no Underwriter shall be obligated to purchase Additional Securities other than in 100-share quantities.

     (c) Delivery of certificates for the Firm Securities, and certificates for the Additional Securities, if the option to purchase the same is exercised on or before the third Business Day (as defined in Section 16 hereof)

                                       (4)
prior to the First Closing Date, shall be made at the offices of Lehman Brothers Inc., 388 Greenwich Street, New York, New York 10013 (Cashier's Window) (or such other place as mutually may be agreed upon), at 10:00 A.M., New York City time, on the fifth full Business Day following the date of this Agreement or on such later date as shall be determined by you and the Company (the "Firm Closing Date"). Payment of the purchase price for the Firm Securities and, if the option to purchase the Additional Securities is exercised on or before the third Business Day prior to the Firm Closing Date, the Additional Securities, shall be made by the Underwriters to the Company at the offices of Wilson, Sonsini, Goodrich & Rosati, P.C., Two Palo Alto Square, Palo Alto, California 94306 (or such other place as mutually agreed upon), at 10:00 A.M., New York City time, on the Firm Closing Date.

     (d) The option to purchase Additional Securities granted in Section 3(b) hereof may be exercised during the term thereof by written notice to the Company from the Manager. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised and the time and date, not earlier than either the Firm Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Manager, when the Additional Securities are to be delivered (the "Option Closing Date"). Delivery and payment for such Additional Securities shall be made at the offices set forth above for delivery and payment of the Firm Securities. (The Firm Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates.")

     (e) Delivery of certificates for the Offered Securities shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters, against payment of the respective purchase prices therefor by certified or official bank check payable in New York Clearing House funds to the order of the Company. The certificates for the Offered Securities shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging in New York, New York or such other location as may be designated by you at least one full Business Day prior to such Closing Date. Time shall be of the essence, and delivery of certificates for the Offered Securities at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.]

     4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

             (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

             (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          (b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and chief financial officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

                                       (5)

          (c) The Manager shall have received on the Closing Date an opinion of Orrick, Herrington & Sutcliffe, counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A. The opinion of Orrick, Herrington & Sutcliffe shall be rendered to the Manager at the request of the Company and shall so state therein.

          (d) The Manager shall have received on the Closing Date an opinion of James J. DeLong, Director of Legal Affairs of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

          (e) The Manager shall have received on the Closing Date an opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (ii), (iii), (iv), (vi), (x) (but only as to the statements in the Prospectus under "Description of Debt Securities" and "Plan of Distribution"), (xii) and (xiv) of Exhibit A hereto.

          (f) The Manager shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Manager, from Price Waterhouse, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

     5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
     (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

          (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request.

          (e) To make generally available to its security holders and to the Manager as soon as practicable an earnings statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is

                                       (6)
     the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (f) During the period beginning on the date of this Underwriting Agreement and continuing for a period [For Debt Securities add -- through the Closing Date] [For Common Stock add -- of 90 days after the first date of the public offering of the Offered Securities], not to offer, sell, contract to sell or otherwise dispose of any [For Debt Securities add -- debt securities which are substantially similar to the Offered Securities] [For Common Stock add -- shares of its common stock or any securities convertible into or exercisable or exchangeable for its common stock,] other than [For Debt Securities add -- the Offered Securities] [For Common Stock add -- (i) the Offered Securities, (ii) options to purchase common stock, stock purchase rights or shares of common stock issued upon exercise of such options or rights, granted under the Company's existing stock option and benefit plans, (iii) shares of common stock pursuant to Rights (as defined in the Prospectus) and (iv) shares of common stock issued upon exercise of warrants and options outstanding as of the date hereof, without the prior written consent of the Manager.]

          (g) Whether or not any sale of Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto,
     (ii) the preparation, issuance and delivery of the Offered Securities,
     (iii) the fees and disbursements of the Company's counsel and accountants [For Debt Securities add - and of the Trustee and its counsel,] (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky [For Debt Securities add - or Legal Investment] Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) [For Debt Securities add -- any fees charged by rating agencies for the rating of the Offered Securities], and (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

     6. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein, [For Debt Securities add - or the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees;] provided, however, that the indemnity agreement contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, claim, damage or liability.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company

                                       (7)
within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The information set forth on the cover page of, and under the caption "Underwriters" or "Plan of Distribution" in the Prospectus, insofar as it relates to the distribution by the Underwriters of the Offered Securities, constitutes the only written information furnished by the Underwriters to the Company for use in the Prospectus.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be

                                       (8)
deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective [For Debt Securities - principal amounts] [For Common Stock -- number of shares] of Offered Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     7. Termination. This Agreement shall be subject to termination, by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., or any other over-the-counter market,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through
(iv), such event, singly or together with other such event, makes it, in the judgement of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

     8. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate

                                       (9)
amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities.

     9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 6 and delivery of and payment for the Offered Securities.

     [For Common Stock Add - 10. Definition of "Business Day." For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.]

     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                      (10)

                         [FOR COMMON STOCK ONLY ADD: ]

     Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

                                          Very truly yours,

                                          APPLIED MATERIALS, INC.
                                          By:
                                                       Authorized Signatory

Confirmed and accepted as of
the date first above mentioned

[MANAGERS]

For themselves and as Manager for the
several
Underwriters named in Schedule I
hereto

By:               [LEAD]
By:
    Authorized Representative

                                      (11)

                            [FOR COMMON STOCK ONLY ]

                                   SCHEDULE I

       UNDERWRITING AGREEMENT DATED                               , 1994

                                                               NUMBER OF FIRM
                              UNDERWRITER                SECURITIES TO BE PURCHASED
                ---------------------------------------  --------------------------

                                      (12)

                          [FOR DEBT SECURITIES ONLY ]

                             UNDERWRITING AGREEMENT

                                                                          , 1994

APPLIED MATERIALS, INC.
3050 Bowers Avenue
Santa Clara, California 95054

Ladies and Gentlemen:

     We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Applied Materials, Inc., a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full title of Debt Securities] (the "Debt Securities"). The Debt Securities are also referred to herein as the "Offered Securities". The Debt Securities will be issued pursuant
to the provisions of an Indenture dated as of       , 1994 (the "Indenture")
between the Company and                          , as Trustee (the "Trustee").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt
Securities set forth below opposite their names at a purchase price of    % of
the principal amount of Debt Securities, plus accrued interest, if any, from [Date of Offered Securities] to the date of payment and delivery:

                                                                   PRINCIPAL AMOUNT
                                                                          OF
                                     NAME                          DEBT SECURITIES
              ---------------------------------------------------  ----------------
              Total..............................................
                                                                   ----------------
                                                                   ----------------

     The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Wilson, Sonsini, Goodrich & Rosati, Two Palo Alto Square, Palo
Alto, California at 10:00 a.m. New York time on                     , 1994, or
at such other time, not later than 5:00 p.m. (New York time) on
                    , 1994, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing
Date. Payment for the Offered Securities shall be made in             funds.

     The Offered Securities shall have the terms set forth in the Prospectus
dated                     , 1994, and the Prospectus Supplement dated
                    , 1994, including the following:

TERMS OF DEBT SECURITIES

     Maturity Date:

     Interest Rate:

     Redemption Provisions:

     Interest Payment Dates:                     , 19  and                     ,
                             19  commencing                     , 19  (Interest
                             accrues from                     , 19  )

     Form and Denomination:

     [Other Terms:]

     All provisions contained in the document entitled Applied Materials, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated
                    , 1994, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                          Very truly yours,

                                          Acting severally on behalf of
                                          themselves and the several
                                          Underwriters named herein

                                          By: [                                ]
                                          By:
                                              Name:
                                              Title:

Accepted,                     , 1994

APPLIED MATERIALS, INC.
By:
    Name:
    Title:

                                       (2)

                                                                       EXHIBIT A

     Pursuant to Section 4(c) of the Underwriting Agreement, the Company's legal counsel, Orrick, Herrington & Sutcliffe shall furnish their opinion to the Underwriters, dated the Closing Date, to the effect that:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

          (ii) The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

          (iii) [For Offered Debt Securities insert - The Offered Securities have been duly authorized by all necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for in accordance with the terms of the Underwriting Agreement will be (x) entitled to the benefits of the Indenture and (y) valid and binding agreements of the Company enforceable against the Company in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and (b) the enforceability thereof may be limited by general principles of equity and the unavailability of specific performance or injunctive relief.]

          (iv) [Common Stock insert - The Offered Securities are duly authorized and will be, when duly countersigned by the Company's Transfer Agent and Registrar and upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, validly issued, fully paid and nonassessable.]

          (v) There are no preemptive or, to our knowledge, other rights to subscribe for or to purchase any securities of the Company pursuant to the Company's Certificate of Incorporation, Bylaws, Credit Agreement, dated as of August 1, 1991, among Applied Materials, Inc., the bank's signatory thereto and The Chase Manhattan Bank, N.A., as agent (the "Bank Agreement"), or any agreement set forth as an exhibit to any of the documents incorporated by reference in the Prospectus.

          (vi) [For Offered Debt Securities insert - The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by the Company. The Indenture is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and (b) the enforceability thereof may be limited by general principles of equity and the unavailability of specific performance or injunctive relief. The Indenture is qualified under the Trust Indenture Act.]

          (vii) The execution, delivery and performance by the Company of the Underwriting Agreement, [For Offered Debt Securities insert - The Indenture and the Offered Securities] (1) do not conflict with or violate the Company's Certificate of Incorporation or Bylaws, (2) to our knowledge, do not conflict with or violate or constitute a breach of, or constitute a default under, the Bank Agreement or any agreement set forth as an exhibit to any of the documents incorporated by reference in the Prospectus, (3) to our knowledge, do not result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company in any manner that would have a material adverse effect on the condition (financial or other), results of operations, business or business prospects of the Company and its subsidiaries taken as a whole, and (4) do not violate applicable law.

          (viii) No permit, authorization, consent, approval of or qualification with any U.S. federal or state governmental authority is required for the execution, delivery or performance by the Company of the Underwriting Agreement, [For Offered Debt Securities insert - the Indenture or the Offered Securities], except such as have been obtained under the Securities Act [and the Trust Indenture Act] and such as may be required under state or other blue sky laws (on which we express no opinion) in connection with the purchase and distribution of the Offered Securities.

          (ix) To our knowledge, except as set forth in the Prospectus, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or overtly threatened in writing against or affecting the Company which would require disclosure in the Registration Statement or the Prospectus.

          (x) The terms and provisions of the Offered Securities conform in all material respects to the description thereof contained in the Prospectus. The statements in the Prospectus under the caption "Description of Debt Securities", "Description of Capital Stock", and "Plan of Distribution," and in the Registration Statement under Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          (xi) The Registration Statement is effective under the Securities Act and, to the best of our knowledge, no proceedings for a stop order have been instituted or are pending or threatened under the Securities Act and any required filings pursuant to Rule 424(b) have been made in accordance therewith.

          (xii) The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except the financial statements, schedules and other financial and statistical information contained or incorporated by reference therein and the Form T-1, as to which we express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act [and the Trust Indenture Act] and the rules and regulations of the Commission thereunder.

          (xiii) Each document filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus (it being understood that we have not been requested to and do not give any opinion or make any comment with respect to the financial statements, schedules and other financial and statistical information contained or incorporated by reference therein) complied when it was filed as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

          (xiv) Nothing has come to such counsel's attention to cause it to believe that (1) (except for financial statements, schedules and other financial and statistical information contained therein as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement, at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) (except for financial statements, schedules and other financial and statistical information contained therein as to which such counsel need not express any belief) the Prospectus as of its issue date and as of the date such opinion is delivered contained or contains, respectively, any untrue statement of a material fact or omitted or omits, respectively, to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (xv) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     With respect to subparagraph (xiv) above such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                                                                       EXHIBIT B

     Pursuant to Section 4(d) of the Underwriting Agreement, the Company's Director of Legal Affairs shall furnish an opinion to the Underwriters, dated the Closing Date, to the effect that:

          (i) Each of the Company's Significant Subsidiaries (as such term is defined in Rule 405 under the Securities Act) and each other subsidiary listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended October 31, 1993 (each, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and as presently being conducted, and the Company and each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), results of operations, business or business prospects of the Company and its subsidiaries taken as a whole.

          (ii) To such counsel's knowledge, there are no rights to subscribe for or to purchase any securities of the Company pursuant to any agreement to which the Company or any of the Subsidiaries is a party or by which it or any of its properties is bound. To such counsel's knowledge, no holders of shares of Common Stock of the Company have registration rights with respect to such securities.

          (iii) The execution and delivery by the Company of the Underwriting Agreement, [For Debt Securities, insert - the Indenture or the Offered Securities] and the consummation by the Company of the transactions contemplated thereby (i) do not conflict with or violate the charter documents of any Subsidiary, (ii) to such counsel's knowledge, do not result in the material breach or violation of any of the terms or provisions of, or constitute a material default under, any agreement to which the Company or any of the Subsidiaries is a party or by which it is or any of its properties is bound, and (iii) do not violate any applicable law or any judgment, order or decree of any court or any governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, in each case in any manner that would have a material adverse effect on the condition (financial or other), results of operations, business or business prospects of the Company and its subsidiaries taken as a whole or that would affect the power or ability of the Company in any manner to perform its obligations under the Underwriting Agreement, [For Offered Debt Securities, insert - the Indenture or the Offered Securities] or to consummate the transactions contemplated by the Prospectus.

          (iv) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to such counsel's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, other than (i) proceedings fairly summarized in all material respects in the Prospectus, and (ii) proceedings which are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement, [For Offered Debt Securities, insert - the Indenture or the Offered Securities] or to consummate the transactions contemplated thereby.

          (v) The statements in Item 3 - Legal Proceedings of the Company's most recent Annual Report on Form 10-K and in Part II, Item 1 - Legal Proceedings of the Company's Quarterly Report for the quarter ended January 30, 1994, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings and fairly summarize in all material respects the matters referred to therein.

          (vi) To such counsel's knowledge, the Company and its subsidiaries are in compliance with all applicable Environmental Laws, have received all permits, licenses or other approvals required of them under all applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of such permits, licenses or approvals, in each case (i) except as described in or contemplated by the Prospectus and
     (ii) except where such noncompliance with such Environmental Laws, failure to receive such required permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (vii) To such counsel's knowledge and except as described in or contemplated by the Prospectus (i) each of the Company and its subsidiaries owns or possesses adequate and sufficient licenses or other rights to use, all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary in any material respect to conduct its business as described in the Prospectus and (ii) neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with (and knows of no infringement or conflict with) asserted rights of others with respect to any patents, copyrights trademarks, service marks, trade names or know-how which would reasonably be expected to result in any material adverse effect upon the Company and its subsidiaries, taken as a whole.

          (viii) Such counsel does not know of any statutes, regulations, contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated by reference as required by the Securities Act and the rules and regulations of the Commission thereunder.

                                       B-2